UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2011

Commission File Number: 000-53274

Farm Lands of Guinea, Inc.
(Exact name of registrant as specified in its charter)

Nevada	83-0510954
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

401 Atlantic Suites, Europort, Gibraltar
(Address of principal executive offices)

+353 696 8961
(Registrant’s telephone number, including area code)

Kryptic Entertainment Inc.
(Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 8.01 Other Events

On March 25, 2011, Kryptic Entertainment, Inc. (the “Company”) filed Articles of Merger with the Nevada Secretary of State (the “Merger Certificate”) to effectuate a merger of the Company’s wholly owned subsidiary, Farm Lands of Guinea, Inc., a Nevada corporation (“FLG”), with and into the Company pursuant to an Agreement and Plan of Merger dated as of March 17, 2011 by and between the Company and FLG (the “Merger Agreement”). In connection with the merger the name of the Company has been changed to Farm Lands of Guinea, Inc.  The merger became effective on April 1, 2011. Copies of the Merger Certificate and the Merger Agreement are attached hereto as Exhibits 3.1 and 10.1, respectively.

In connection with the change of the Company’s name, the Company applied to the Financial Industry Regulatory Authority (“FINRA”) for a new ticker symbol to reflect its new name. FINRA approved the name change and assigned the new ticker symbol “FLGI.OB” to the Company’s common stock and on April 1, 2011 the Company’s common stock began trading under the new symbol.

On April 1, 2011, the Company issued a press release announcing the change of its name and ticker symbol, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibits are filed with this report:

3.1	Articles of Merger filed with the Nevada Secretary of State on March 25, 2011

10.1	Agreement and Plan of Merger dated as of March 17, 2011

99.1	Press release of the Company dated April 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2011

FARM LANDS OF GUINEA, INC.

By:	/s/ Michael Barton
Michael Barton
Chief Financial Officer